Exhibit 99.1

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

REPORTS THIRD QUARTER 2004 RESULTS

October 26, 2004 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the third quarter ended September 30, 2004.

Site rental revenue for the third quarter of 2004 increased 11.6% percent to $134.1 million, up $14.0 million from $120.1 million for the same period in the prior year. Operating income improved to $11.6 million in the third quarter of 2004 from $(7.3) million in the third quarter of 2003, an increase of $18.9 million.

Net loss from continuing operations improved to $(56.1) million for the third quarter of 2004, inclusive of a $13.9 million loss from the retirement of debt, from a loss of $(104.8) million for last year’s third quarter, inclusive of $37.6 million in losses from the retirement of debt and preferred securities. Net income was $461.3 million for the third quarter of 2004, inclusive of $517.4 million in income from discontinued operations and a $13.9 million loss from the retirement of debt, compared to a net loss of $(99.7) million for the same period in 2003, inclusive of $5.1 million in income from discontinued operations and $37.6 million in losses from the retirement of debt and preferred securities. Net income after deduction of dividends on preferred stock was $451.5 million in the third quarter of 2004, inclusive of $517.4 million in income from discontinued operations and a $13.9 million loss from the retirement of debt, compared to a loss of $(109.2) million for the same period last year, inclusive of $5.1 million in income from discontinued operations and $37.6 million in losses from the retirement of debt and preferred securities. Third quarter 2004 net income per share was $2.02, inclusive of $2.32 per share in income from discontinued operations, compared to a loss per share of $(0.50) in last year’s third quarter, inclusive of $0.03 per share in income from discontinued operations.

News Release continued:	Page 2 of 8

OPERATING RESULTS

US site rental revenue for the third quarter of 2004 increased $11.9 million, or 10.5%, to $125.3 million, from $113.4 million for the same period in 2003. US site rental gross margin, defined as site rental revenue less site rental cost of operations, increased 13.2% to $86.1 million, up $10.1 million in the third quarter of 2004 from the same period in 2003.

On a consolidated basis, site rental gross margin increased 14.8% to $91.9 million, up $11.8 million in the third quarter of 2004 from the same period in 2003. Both the US and consolidated results approximate same tower sales and gross margin as over 99% of Crown Castle’s sites were in operation for the 12 months preceding June 30, 2004.

“We are very pleased with our company performance this quarter as we continue to complete over 25% more new tenant leases with our customers in 2004 than in 2003,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “As our customers focus on enhancing their wireless networks to meet consumer demand, we are diligently working to provide them rapid coverage and capacity solutions on our extensive portfolio of towers. Moreover, the company-transforming sale of our UK subsidiary that was completed during the quarter affords us the operational and financial flexibility to capitalize on the anticipated growth potential of the US market.”

Net cash from operating activities for the third quarter of 2004 was $19.2 million. Free cash flow, defined as net cash from operating activities less capital expenditures, was a source of cash of $9.5 million for the third quarter of 2004. For the third quarter of 2004, total capital expenditures were $9.8 million, comprised of $1.6 million of maintenance capital expenditures and $8.2 million of revenue generating capital expenditures. Crown Castle had $908.5 million of cash and cash equivalents as of September 30, 2004. During the third quarter, Crown Castle purchased approximately 2.7 million shares of its common stock using approximately $36.0 million in cash, an average of $13.49 per share.

SALE OF UK SUBSIDIARY

On August 31, 2004, Crown Castle completed the sale of its UK subsidiary to National Grid Transco Plc for approximately $2.0 billion in cash. Crown Castle used $1.3 billion of the proceeds from the transaction to fully repay Crown Castle Operating Company’s credit facility. As a result of this transaction, Crown Castle’s UK subsidiary is classified as discontinued operations in the financial results.

News Release continued:	Page 3 of 8

On September 10, 2004, Crown Castle announced cash tender offers for certain of its outstanding 9 3/8% Senior Notes, 10 3/4% Senior Notes, 7.5% Senior Notes and 7.5% Series B Senior Notes (collectively, “the Notes”) in order to satisfy certain provisions of the Notes relating to the sale of its UK subsidiary. On October 8, 2004, Crown Castle retired $465,000 in aggregate principal amount of the Notes received during the tender period.

“After the closing of the sale of our UK subsidiary, we continue to focus on decreasing our cost of debt toward a target rate of approximately 6% and positioning Crown Castle to have the financial flexibility to utilize our internally generated capital for the highest yielding investments, including opportunistic share purchases, new assets and further investments in our existing assets,” stated W. Benjamin Moreland, Chief Financial Officer of Crown Castle. “Further, we continue to evaluate opportunities to replace our higher coupon notes with new senior indebtedness, which we believe would come with much lower interest costs.”

OUTLOOK

The following statements and outlook tables are based on current expectations and assumptions and assume a US dollar to Australian dollar exchange rate of 0.70 US dollars to 1.00 Australian dollar. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein are set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

Crown Castle has increased its 2004 Outlook for Site Rental Revenue from between $525 million and $530 million to between $528 million and $530 million and Adjusted EBITDA from between $280 million and $287 million to between $288 million and $291 million. Crown Castle has adjusted its 2004 outlook for revenue generating capital expenditures from between $33 million and $40 million to between $37 million and $38 million.

News Release continued:	Page 4 of 8

The following table sets forth Crown Castle’s current outlook for the fourth quarter and full year 2004 (dollars in millions):

	Fourth Quarter 2004	Full Year 2004
Site Rental Revenue	$134 to 136	$528 to 530
Adjusted EBITDA	$ 72 to 75	$288 to 291
Maintenance capital expenditures	$ 2 to 333	$ 7 to 9
Revenue generating capital expenditures	$ 13 to 16	$ 37 to 38

The following table sets forth Crown Castle’s current outlook for 2005 (dollars in millions):

2005 Outlook
Site Rental Revenue	$565 to 575
Adjusted EBITDA	$310 to 320
Net cash provided by operating activities	$225 to 245
Maintenance capital expenditures	$ 7 to 10
Revenue generating capital expenditures	$ 23 to 30
Free cash flow	$195 to 215

Crown Castle’s 2005 Outlook for net cash provided by operating activities includes expected savings from interest expense reductions that may be achieved through refinancings and further debt reductions associated with the application of UK sales proceeds and cash balances, and refinancings. Free cash flow is defined as net cash provided by operating activities less all capital expenditures (both maintenance and revenue generating capital expenditures).

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Wednesday, October 27, 2004, at 9:30 a.m. eastern time to discuss third quarter results and Crown Castle’s Outlook. Please dial 303-205-0033 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 11:30 a.m. eastern time on Wednesday, October 27, 2004, through 11:59 p.m. eastern time on Wednesday, November 3, 2004, and may be accessed by dialing 303-590-3000 using passcode 11011989#. An audio archive will also be available on the company’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

News Release continued:	Page 5 of 8

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops. Crown Castle offers significant wireless communications coverage to 68 of the top 100 United States markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 10,600 and 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

Non-GAAP Financial Measures:

This press release includes presentations of Free Cash Flow and Adjusted EBITDA, which are non-GAAP financial measures. Crown Castle defines Free Cash Flow as net cash provided by operating activities less capital expenditures (both amounts from the Consolidated Statement of Cash Flows). Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income from discontinued operations, minority interests, provision for income taxes, interest expense, amortization of deferred financing costs and dividends on preferred stock, interest and other income (expense), depreciation, amortization and accretion, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges (credits). Free Cash Flow and Adjusted EBITDA are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). Further, our measure of Free Cash Flow and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Free Cash Flow is presented as additional information because management believes it to be a useful indicator of our ability to execute our business strategy without reliance on additional borrowing or the use of our cash and cash equivalents. Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. Our results under GAAP are set forth in the financial statements following this press release.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Free Cash Flow is computed as follows:

(In thousands of dollars)	For the Three Months Ended
	September 30, 2004	September 30, 2003
Net cash provided by operating activities	$19,228	$(1,000)
Less: Capital expenditures	(9,758)	(6,092)

Free Cash Flow	$9,470	$(7,092)

Free Cash Flow for the year ending December 31, 2005 is forecasted as follows:

(in millions of dollars)	Full Year 2005
Outlook
Net cash provided by operating activities	$225.0 to 245.0
Less: Capital expenditures	$(30.0) to (40.0)

Free Cash Flow	$195.0 to 215.0

News Release continued:	Page 6 of 8

Adjusted EBITDA is computed as follows:

(in thousands of dollars)	Three Months Ended September 30,
	2004	2003
Net income (loss)	$461,333	$(99,678)
Income from discontinued operations, net of tax	(517,449)	(5,076)
Minority interests	1,729	(151)
Provision for income taxes	144	85
Interest expense, amortization of deferred financing costs and dividends on preferred stock	52,281	62,408
Interest and other income (expense)	13,590	35,104
Depreciation, amortization and accretion	60,587	60,846
Non-cash general and administrative compensation charges	1,442	6,205
Asset write-down charges	—	6,137
Restructuring charges (credits)	(445)	(1,058)

Adjusted EBITDA	$73,212	$64,822

Adjusted EBITDA for the quarter ending December 31, 2004 is forecasted as follows:

(in millions of dollars)	Q4 2004
Outlook
Net income (loss)	$(46.5) to $(28.0)
Income from discontinued operations, net of tax	0 to 0.7
Minority interests	0.5 to 2.5
Provision for income taxes	0.1 to 0.2
Interest expense and amortization of deferred financing costs	40.0 to 45.0
Interest and other income (expense)	1.0 to 2.5
Depreciation, amortization and accretion	60.0 to 62.0
Non-cash general and administrative compensation charges	1.4 to 3.6
Asset write-down charges	0 to 2.0
Restructuring charges	—

Adjusted EBITDA	$72.0 to 75.0

News Release continued:	Page 7 of 8

Adjusted EBITDA for the year ending December 31, 2004 and the year ending December 31, 2005 is forecasted as follows:

(in millions of dollars)	Full Year 2004	Full Year 2005
	Outlook	Outlook
Net income (loss)	$ 310.4 to 328.9	$(69.3) to (5.2)
Income from discontinued operations, net of tax	(548.4) to (547.7)	—
Minority interests	5.0 to 7.0	(1.0) to 4.0
Provision for income taxes	0.6 to 0.7	0 to 2.0
Interest expense and amortization of deferred financing costs	206.2 to 211.2	71.5 to 81.5
Interest and other income (expense)	41.0 to 42.5	19.8 to 23.8
Depreciation, amortization and accretion	243.0 to 245.0	221.0 to 251.0
Non-cash general and administrative compensation charges	11.3 to 13.5	12.0 to 14.0
Asset write-down charges	3.8 to 5.8	1.9 to 3.0
Restructuring charges (credits)	(0.4)	—

Adjusted EBITDA	$ 288.0 to 291.0	$ 310.0 to 320.0

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) leasing rates for our sites and towers, (ii) growth potential of the US market, (iii) potential cost of debt and interest expense reductions, (iv) the investment of internally generated capital, (v) potential share purchases, (vi) currency exchange rates, (vii) revenues, (viii) Adjusted EBITDA, (ix) capital expenditures, (x) net cash provided by operating activities, (xi) free cash flow, (xii) potential debt and preferred stock refinancings and (xiii) the use of proceeds from the sale of our UK business. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

➢	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

➢	The loss, consolidation, network sharing or financial instability of any of our limited number of customers may materially decrease revenues.

➢	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business of our customers.

➢	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

➢	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

➢	We operate in a competitive industry and some of our competitors have significantly more resources or less debt than we do.

➢	Technology changes may significantly reduce the demand for site leases and negatively impact our revenues.

➢	2.5G/3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

➢	We generally lease or sublease the land under our sites and towers and may not be able to extend these leases.

➢	We may need additional financing, which may not be available, for strategic growth opportunities or contractual obligations.

➢	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.

➢	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

➢	We are heavily dependent on our senior management.

News Release continued:	Page 8 of 8

➢	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our sites and towers are demonstrated to cause negative health effects.

➢	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

➢	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

➢	Disputes with customers and suppliers may adversely affect results.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.

CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
AND OTHER FINANCIAL DATA
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net revenues:
Site rental	$134,090	$120,127	$394,422	$350,608
Network services and other	14,956	17,396	48,172	53,944

Total net revenues	149,046	137,523	442,594	404,552

Costs of operations:
Site rental	42,196	40,062	124,974	120,655
Network services and other	10,786	10,178	34,054	34,608

Total costs of operations	52,982	50,240	159,028	155,263

General and administrative	22,641	21,422	66,936	64,160
Corporate development	211	1,039	1,021	3,577
Restructuring charges (credits)	(445)	(1,058)	(478)	1,291
Asset write-down charges	—	6,137	3,816	7,517
Non-cash general and administrative compensation charges	1,442	6,205	9,860	13,933
Depreciation, amortization and accretion	60,587	60,846	182,931	183,072

Operating income (loss)	11,628	(7,308)	19,480	(24,261)
Interest and other income (expense)	(13,590)	(35,104)	(39,966)	(45,938)
Interest expense, amortization of deferred financing costs and dividends on preferred stock	(52,281)	(62,408)	(166,171)	(189,928)

Loss from continuing operations before income taxes, minority interests and cumulative effect of change in accounting principle	(54,243)	(104,820)	(186,657)	(260,127)
Provision for income taxes	(144)	(85)	(481)	(328)
Minority interests	(1,729)	151	(4,538)	(1,136)

Loss from continuing operations before cumulative effect of change in accounting principle	(56,116)	(104,754)	(191,676)	(261,591)
Discontinued operations:
Income from operations of CCUK, net of tax	20,239	5,076	51,238	12,617
Net gain on disposal of CCUK, net of tax	497,210	—	497,210	—

Income from discontinued operations, net of tax	517,449	5,076	548,448	12,617

Income (loss) before cumulative effect of change in accounting principle	461,333	(99,678)	356,772	(248,974)
Cumulative effect of change in accounting principle for asset retirement obligations	—	—	—	(551)

Net income (loss)	461,333	(99,678)	356,772	(249,525)
Dividends on preferred stock, net of gains (losses) on purchases of preferred stock	(9,836)	(9,496)	(28,864)	(43,948)

Net income (loss) after deduction of dividends on preferred stock, net of gains (losses) on purchases of preferred stock	$451,497	$(109,174)	$327,908	$(293,473)

Per common share – basic and diluted:
Loss from continuing operations before cumulative effect of change in accounting principle	$(0.30)	$(0.53)	$(1.00)	$(1.41)
Income from discontinued operations	2.32	0.03	2.48	0.06
Cumulative effect of change in accounting principle	—	—	—	(0.01)

Net income (loss)	$2.02	$(0.50)	$1.48	$(1.36)

Common shares outstanding – basic and diluted	222,841	216,621	221,329	216,516

Adjusted EBITDA (before restructuring and asset write-down charges):
Site rental	$85,175	$73,709	$248,784	$210,590
Network services and other (before corporate development expenses)	(11,752)	(7,848)	(32,154)	(25,461)

Adjusted EBITDA before corporate development expenses	73,423	65,861	216,630	185,129
Corporate development	(211)	(1,039)	(1,021)	(3,577)

Total Adjusted EBITDA	$73,212	$64,822	$215,609	$181,552

CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$908,505	$436,184
Receivables, net of allowance for doubtful accounts	40,456	38,219
Inventories	8,368	9,615
Prepaid expenses and other current assets	31,916	32,133
Assets of discontinued operations	—	2,052,510

Total current assets	989,245	2,568,661
Property and equipment, net of accumulated depreciation	3,583,257	3,755,073
Goodwill	267,071	267,071
Deferred financing costs and other assets, net of accumulated amortization	133,105	146,786

	$4,972,678	$6,737,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,963	$9,785
Accrued interest	32,559	49,063
Accrued compensation and related benefits	9,989	13,397
Deferred rental revenues and other accrued liabilities	121,303	106,384
Liabilities of discontinued operations	—	353,544
Long-term debt, current maturities	—	267,142

Total current liabilities	172,814	799,315
Long-term debt, less current maturities	1,898,847	3,182,850
Other liabilities	54,037	55,978

Total liabilities	2,125,698	4,038,143

Minority interests	211,176	208,333
Redeemable preferred stock	507,706	506,702
Stockholders’ equity	2,128,098	1,984,413

	$4,972,678	$6,737,591

CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Three Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$461,333	$(99,678)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	60,587	60,847
Losses on purchases and redemption of long-term debt	13,886	18,858
Amortization of deferred financing costs, discounts on long-term debt and dividends on preferred stock	2,205	20,215
Minority interests	1,729	(151)
Non-cash general and administrative compensation charges	1,442	6,205
Equity in losses (earnings) and write-downs of unconsolidated affiliates	1,413	(3,026)
Income from discontinued operations	(517,449)	(5,076)
Losses on purchases of preferred stock	—	18,718
Asset write-down charges	—	6,137
Changes in assets and liabilities:
Decrease in receivables	4,369	1,088
Increase (decrease) in deferred rental revenues and other liabilities	3,980	(3,397)
Decrease in accrued interest	(11,146)	(21,360)
Increase in inventories, prepaid expenses and other assets	(2,993)	(1,362)
Increase (decrease) in accounts payable	(128)	982

Net cash provided by (used for) operating activities	19,228	(1,000)

Cash flows from investing activities:
Investments in affiliates and other	3,214	(22)
Proceeds from disposition of property and equipment	1,246	4,220
Capital expenditures	(9,758)	(6,092)
Maturities of investments	—	63,456

Net cash provided by (used for) investing activities	(5,298)	61,562

Cash flows from financing activities:
Proceeds from issuance of capital stock	3,801	2,581
Principal payments on long-term debt	(1,275,385)	(4,750)
Purchases of capital stock	(35,981)	(229,222)
Incurrence of financing costs	(32)	(7,441)
Proceeds from issuance of long-term debt	—	230,000
Purchases and redemption of long-term debt	—	(251,867)
Net borrowings (payments) under revolving credit agreements	—	(10,000)

Net cash used for financing activities	(1,307,597)	(270,699)

Effect of exchange rate changes on cash	816	89
Discontinued operations	2,008,699	(75)

Net increase (decrease) in cash and cash equivalents	715,848	(210,123)
Cash and cash equivalents at beginning of period	192,657	384,634

Cash and cash equivalents at end of period	$908,505	$174,511

Supplemental disclosure of cash flow information:
Interest paid	$60,451	$60,914
Income taxes paid	144	85

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(in $ thousands)

	Quarter Ended 12/31/03			Quarter Ended 3/31/04			Quarter Ended 6/30/04			Quarter Ended 9/30/04
	US	AUS	CCIC	US	AUS	CCIC	US	AUS	CCIC	US	AUS	CCIC
Revenues
Site Rental	117,686	7,860	125,546	120,695	8,274	128,969	120,827	10,536	131,363	125,315	8,775	134,090
Services	17,561	811	18,372	13,499	1,204	14,703	17,390	1,123	18,513	13,981	975	14,956
Total Revenues	135,247	8,671	143,918	134,194	9,478	143,672	138,217	11,659	149,876	139,296	9,750	149,046

Operating Expenses
Site Rental	39,353	3,167	42,520	37,233	3,702	40,935	38,332	3,511	41,843	39,169	3,027	42,196
Services	11,604	534	12,138	10,268	728	10,996	11,591	681	12,272	9,894	892	10,786
Total Operating Expenses	50,957	3,701	54,658	47,501	4,430	51,931	49,923	4,192	54,115	49,063	3,919	52,982

General & Administrative
Site Rental	4,889	2,451	7,340	4,242	2,380	6,622	4,693	2,630	7,323	4,211	2,508	6,719
Services	15,561	—	15,561	14,988	—	14,988	15,362	—	15,362	15,922	—	15,922
Total General & Administrative	20,450	2,451	22,901	19,230	2,380	21,610	20,055	2,630	22,685	20,133	2,508	22,641

Operating Cash Flow
Site Rental	73,444	2,242	75,686	79,220	2,192	81,412	77,802	4,395	82,197	81,935	3,240	85,175
Services	(9,604)	277	(9,327)	(11,757)	476	(11,281)	(9,563)	442	(9,121)	(11,835)	83	(11,752)
Total Pre-Overhead Cash Flow	63,840	2,519	66,359	67,463	2,668	70,131	68,239	4,837	73,076	70,100	3,323	73,423

Corporate Overhead	1,987	—	1,987	439	—	439	371	—	371	211	—	211
Adjusted EBITDA	61,853	2,519	64,372	67,024	2,668	69,692	67,868	4,837	72,705	69,889	3,323	73,212

	Quarter Ended 12/31/03			Quarter Ended 3/31/04			Quarter Ended 6/30/04			Quarter Ended 9/30/04
	US	AUS	CCIC	US	AUS	CCIC	US	AUS	CCIC	US	AUS	CCIC
Gross Margins:
Site Rental	67%	60%	66%	69%	55%	68%	68%	67%	68%	69%	66%	69%
Services	34%	34%	34%	24%	40%	25%	33%	39%	34%	29%	9%	28%

Operating Cash Flow Margins
Site Rental	62%	29%	60%	66%	26%	63%	64%	42%	63%	65%	37%	64%
Services	-55%	34%	-51%	-87%	40%	-77%	-55%	39%	-49%	-85%	9%	-79%

Adjusted EBITDA Margin	46%	29%	45%	50%	28%	49%	49%	41%	49%	50%	34%	49%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(in $ thousands)

	Quarter Ended
	12/31/2003	3/31/2004	6/30/2004	9/30/2004
Net income (loss)	$(148,840)	$(64,967)	$(39,594)	$461,333
Income from discontinued operations, net of tax	2,159	(14,544)	(16,455)	(517,449)
Minority interests	1,258	1,346	1,463	1,729
Provision for income taxes	137	153	184	144
Interest expense, amortization of deferred financing costs and dividends on preferred stock	68,906	57,322	56,568	52,281
Interest and other income (expense)	72,521	25,027	1,349	13,590
Depreciation, amortization and accretion	61,378	61,225	61,119	60,587
Non-cash general and administrative compensation charges	53	2,215	6,203	1,442
Asset write-down charges	6,800	1,948	1,868	0
Restructuring charges (credits)	—	(33)	—	(445)

Adjusted EBITDA	$64,372	$69,692	$72,705	$73,212

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

Restricted and Unrestricted Subsidiaries

(in $ thousands)

	Quarter Ended 12/31/03				Quarter Ended 3/31/04				Quarter Ended 6/30/04				Quarter Ended 9/30/04
	Restricted	Crown Atlantic	Other	CCIC	Restricted	Crown Atlantic	Other	CCIC	Restricted	Crown Atlantic	Other	CCIC	Restricted	Crown Atlantic	Other	CCIC
Revenues
Site Rental	98,047	27,499	—	125,546	100,896	28,073	—	128,969	103,650	27,713	—	131,363	105,585	28,505	—	134,090
Services	15,227	3,145	—	18,372	13,178	1,525	—	14,703	16,110	2,138	265	18,513	13,087	1,869	—	14,956
Total Revenues	113,274	30,644	—	143,918	114,074	29,598	—	143,672	119,760	29,851	265	149,876	118,672	30,374	—	149,046

Operating Expenses
Site Rental	32,724	9,796	—	42,520	31,427	9,508	—	40,935	32,561	9,282	—	41,843	32,549	9,647	—	42,196
Services	10,010	2,128	—	12,138	9,373	1,623	—	10,996	10,284	1,670	318	12,272	8,854	1,837	95	10,786
Total Operating Expenses	42,734	11,924	—	54,658	40,800	11,131	—	51,931	42,845	10,952	318	54,115	41,403	11,484	95	52,982

General & Administrative
Site Rental	6,769	571		7,340	6,163	459		6,622	6,847	476	—	7,323	6,278	441	—	6,719
Services	12,680	1,198	1,683	15,561	12,325	989	1,674	14,988	13,365	802	1,195	15,362	12,903	848	2,171	15,922
Total General & Administrative	19,449	1,769	1,683	22,901	18,488	1,448	1,674	21,610	20,212	1,278	1,195	22,685	19,181	1,289	2,171	22,641

Operating Cash Flow
Site Rental	58,554	17,132	—	75,686	63,306	18,106	—	81,412	64,242	17,955	—	82,197	66,758	18,417	—	85,175
Services	(7,463)	(181)	(1,683)	(9,327)	(8,520)	(1,087)	(1,674)	(11,281)	(7,539)	(334)	(1,248)	(9,121)	(8,670)	(816)	(2,266)	(11,752)
Total Pre-Overhead Cash Flow	51,091	16,951	(1,683)	66,359	54,786	17,019	(1,674)	70,131	56,703	17,621	(1,248)	73,076	58,088	17,601	(2,266)	73,423

Corporate Overhead	1,987	—	—	1,987	439	—	—	439	371	—	—	371	211	—	—	211
Adjusted EBITDA	49,104	16,951	(1,683)	64,372	54,347	17,019	(1,674)	69,692	56,332	17,621	(1,248)	72,705	57,877	17,601	(2,266)	73,212

	Quarter Ended 12/31/03				Quarter Ended 3/31/04				Quarter Ended 6/30/04				Quarter Ended 9/30/04
	Restricted	Crown Atlantic	Other	CCIC	Restricted	Crown Atlantic	Other	CCIC	Restricted	Crown Atlantic	Other	CCIC	Restricted	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	67%	64%	—	66%	69%	66%	—	68%	69%	67%	—	68%	69%	66%	—	69%
Services	34%	32%	—	34%	29%	-6%	—	25%	36%	22%	-20%	34%	32%	2%	—	28%

Operating Cash Flow Margins
Site Rental	60%	62%	—	60%	63%	64%	—	63%	62%	65%	—	63%	63%	65%	—	64%
Services	-49%	-6%	—	-51%	-65%	-71%	—	-77%	-47%	-16%	-471%	-49%	-66%	-44%	—	-79%
Adjusted EBITDA Margin	43%	55%	N/A	45%	48%	58%	N/A	49%	47%	59%	-471%	49%	49%	58%	N/A	49%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(in $ thousands)

	Quarter Ended
	12/31/2003	3/31/2004	6/30/2004	9/30/2004
Net income (loss)	$(148,840)	$(64,967)	$(39,594)	$461,333
Income from discontinued operations, net of tax	2,159	(14,544)	(16,455)	(517,449)
Minority interests	1,258	1,346	1,463	1,729
Provision for income taxes	137	153	184	144
Interest expense, amortization of deferred financing costs and dividends on preferred stock	68,906	57,322	56,568	52,281
Interest and other income (expense)	72,521	25,027	1,349	13,590
Depreciation, amortization and accretion	61,378	61,225	61,119	60,587
Non-cash general and administrative compensation charges	53	2,215	6,203	1,442
Asset write-down charges	6,800	1,948	1,868	0
Restructuring charges (credits)	—	(33)	—	(445)

Adjusted EBITDA	$64,372	$69,692	$72,705	$73,212

CCI FACT SHEET Q3 2004

$ in thousands

	Q3 '03	Q3 '04	% Change
CCUSA and Crown Atlantic
Site Rental Revenue	$113,387	$125,315	11%
Ending Sites	10,718	10,609	-1%

CCAUS
Site Rental Revenue	$6,740	$8,775	30%
Ending Sites	1,387	1,388	0%

TOTAL CCIC
Site Rental Revenue	$120,127	$134,090	12%
Ending Sites	12,105	11,997	-1%

Ending Cash and Investments	$255,672	$908,505

Debt
Bank Debt	$980,290	$180,000
Bonds	$2,174,948	$1,718,847
12 3/4% Preferred Stock	$46,769	$0
6 1/4% & 8 1/4% Convertible Preferred Stock	$506,367	$507,706

Total Debt	$3,708,374	$2,406,553

Leverage Ratios
Net Bank Debt / EBITDA*	2.8X	N/A
Net Bank Debt + Bonds / EBITDA*	11.4X	3.4X
Total Net Debt / EBITDA*	13.3X	5.1X
*Last Quarter Annualized Adjusted EBITDA	$259,288	$292,848